UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 7, 2017

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On March 7, 2017, MiMedx Group, Inc. (the "Company") and CPVF II West Oak LLC ("Landlord") entered into an amendment (the "Amendment") to the Lease dated January 25, 2013 by and between the Company and the Landlord (as successor in interest to HUB Properties GA, LLC) (the "Lease") for the facility which serves as the Company's corporate headquarters located in Marietta, Georgia and consists of approximately 80,000 square feet of office, laboratory, tissue processing and warehouse space (the "Premises"). The Amendment: (a) extends the term of the Lease for an additional period of forty-eight (48) months, from the current expiration date of January 31, 2019, to January 31, 2023 (the "Extended Term"); (b) modifies the rent and additional rent schedule and structure; and (c) commits the Landlord to provide certain improvements to the Premises. The Company anticipates the Company's additional aggregate financial commitment over the Extended Term to be approximately $7.8 million. The foregoing is not intended to be a complete description of the Amendment which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Amendment dated March 7, 2017 to the Lease dated January 25, 2013 by and between the MiMedx Group, Inc. and CPVF II West Oak LLC (as successor in interest to HUB Properties GA, LLC)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 13, 2017	MIMEDX GROUP, INC.

		By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer